UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

FINDEX.COM, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-29963	88-0379462
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11204 Davenport Street, Suite 100, Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 333-1900

N/A .

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreements With Named Executive Officers

On March 31, 2006, our compensation committee authorized us to enter into amendments to the existing executive employment agreements with each of our named executive officers, including Steven Malone, our Chief Executive Officer, William Terrill, our Chief Technical Officer, and Kirk R. Rowland, our Chief Financial Officer. As of such date, written amendments were thereafter entered into as follows:

(1)
the employment agreement between the Company and Steven Malone, originally entered into as of July 25, 2003 and extending through July 24, 2006, was amended such that the term of employment thereunder now extends through March 31, 2008, with all other terms and conditions remaining unaffected;

(2)
the employment agreement between the Company and William Terrill, originally entered into as of June 7, 2002 and extending through June 6, 2005, and which has been extended on an at-will basis since then, was extended until March 31, 2008, with all other terms and conditions remaining unaffected; and

(3)
the employment agreement between the Company and Kirk R. Rowland, originally entered into as of July 25, 2003 and extending through July 24, 2005, and which has been extended on an at-will basis since then, was extended until March 31, 2008, with all other terms and conditions remaining unaffected.

The above descriptions of the amendments to the executive employment agreements are not intended to be complete and are qualified by reference to the complete text of the documents attached to this filing as exhibits 10.1, 10.2 and 10.3, respectively, and which are incorporated herein by reference.

Director Compensation

On March 31, 2006, and pursuant to our bylaws, our board of directors authorized the issuance of the following three separate restricted stock compensation awards:

(1)
$19,000 in the form of 146,154 restricted shares of common stock of the Company based on the quoted market trading price of such shares on the OTC Bulletin Board as of March 30, 2006 to Dr. Henry M. Washington, an outside director, for his participation in board meetings and related matters during the period September 1, 2004 through March 31, 2006.

(2)
$19,000 in the form of 146,154 restricted shares of common stock of the Company based on the quoted market trading price of such shares on the OTC Bulletin Board as of March 30, 2006 to John Kuehne, an outside director, for his participation in board meetings and related matters during the period September 1, 2004 through March 31, 2006.

(3)
$19,000 in the form of 146,154 restricted shares of common stock of the Company based on the quoted market trading price of such shares on the OTC Bulletin Board as of March 30, 2006 to John Kuehne, Chairman of the audit committee of our board of directors, for his participation in audit committee meetings and related matters during the period September 1, 2004 through March 31, 2006.

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 31, 2006, Dr. Henry M. Washington resigned, effective immediately, as a member of our board of directors, as well as from our audit and compensation committees. Dr. Washington has informed the Company that other professional obligations prevent him from continued participation on our board of directors. Dr. Washington has had no disagreements at any time with the Company on any matters related to our operations, policies or practices.

As of the date hereof, an active search for an independent director to fill the vacancy created by Dr. Washington’s resignation is underway, and while the Company has not yet identified a suitable replacement, it will make every effort to do so as soon as possible.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Employment Agreement Extension between the Company and Steven Malone dated March 31, 2006.
10.2	Employment Agreement Extension between the Company and William Terrill dated March 31, 2006.
10.3	Employment Agreement Extension between the Company and Kirk R. Rowland dated March 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2006	FINDEX.COM, INC.
By: /s/ Steven Malone
Steven Malone
President & Chief Executive Officer